Exhibit 10.2 - Termination Letter
HISPÁNICA INTERNATIONAL DELIGHTS OF AMERICA

October 3, 2013

GRAN NEVADA Beverage, Inc.
Olympic Beverage, LLC
6402 Bardu Ave
Springfield, VA 22152

Jose Fidel Cabrera Escobar
Principle

This letter is to inform you that our Board of Directors has elected to terminate the Licensing Agreement with GRAN NEVADA Beverage, Inc. (GN) due to the fact that you will not provide our company with the additional information we requested. We understand your position and we hope to find common ground in other opportunities in the near future. We wish you and your organization well and we look forward to working together in a different capacity in the near future. Your acknowledgment below will confirm the dissolution of our previous agreement.

HISPANICA INTERNATIONAL DELIGHTS
of AMERICA, Inc.

By: /s/ Fernando O. Leonzo
Fernando “Oswaldo” Leonzo, Chairman & CEO

We agree to the terms specified above.
Olympic Beverage, LLC on behalf of
GRAN NEVADA Beverage, Inc.

By: /s/ Jose Fidel Cabrera Escobar
Jose Fidel Cabrera Escobar